Access Plans USA, Inc. to Acquire Protective Marketing Enterprises, Inc.

Acquisition Expected to Be Accretive to Earnings;
Expands Company’s Presence in Medical Discount Market and
Vertically Integrates Product Development with Back Office Support Platform

For Immediate Release
Contact:	Nancy Zalud VP-Communications 972-915-3218

September 28, 2007 – Irving, Texas – Access Plans USA, Inc. (NASDAQ: AUSA), a nationwide distributor of health insurance and non-insurance healthcare programs that provide access to affordable healthcare for the growing number of uninsured and/or underinsured in the United States, announced today that it has entered into a definitive stock purchase agreement to acquire Protective Marketing Enterprises, Inc. (“PME”), a discount medical plan organization and wholly owned subsidiary of Protective Life Corporation (NYSE: PL). The transaction is expected to close on October 1, 2007.

Headquartered in the Dallas area, PME offers, as a wholesaler, discount medical service products, provides back office support through its use of various operating systems, maintains a customer service facility, and develops products from both its proprietary and third party provider networks. PME currently has approximately 81,000 members in its various products and $7.0 million in annualized revenue.

“We are excited about the strategic opportunity presented by this transaction and the accretive profit contribution that we anticipate it will bring to our shareholders,” said Ian R. Stuart, Interim President and Chief Executive Officer of Access Plans USA. “PME has a portfolio of proprietary products, discount card services and marketing expertise that we believe will complement and create cross-selling opportunities for Access Plans’ consumer medical discount products and managed care services. We also expect this acquisition to allow us to streamline and significantly enhance our customer service and other administrative capabilities by vertically integrating our product development and administrative functions.”

About Access Plans USA
Access Plans USA provides access to affordable healthcare to individuals and families.  Our health insurance products and our non-insurance healthcare discount programs are designed as affordable solutions for the growing number of uninsured and underinsured seeking a way to address rising healthcare costs. We also offer third party claims administration, provider network management, and utilization management services to employers and groups that choose to utilize partially self funded strategies to finance their benefit programs. We are committed to assuring that our clients have access to the healthcare that they need at prices they can afford. For more information on Access Plans USA, Inc. please visit www.accessplansusa.com.

About Protective Life
Protective Life Corporation provides financial services through the production, distribution and administration of insurance and investment products throughout the United States. It has annual revenues of approximately $2.7 billion and as of June 30, 2007 had assets of $40.2 billion.

Disclaimer
Certain statements included in this news release constitute “forward-looking statements”
within the meaning of Section 27A of the Securities Act of 1933, as amended and Section
21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, and by discussions of strategies that involve risks and uncertainties.
Access Plans USA, Inc. actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and each of the Quarterly Reports on Form 10-Q filed since such date, as well as those set forth in our Current Report on Form 8-K filed today. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.